UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2008
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On February 14, 2008, Maxine Gowen was appointed to serve on the Board of Directors (the “Board”) of Human Genome Sciences, Inc. (the “Company”). Ms. Gowen is currently the President and Chief Executive Officer of Trevena, Inc., a private drug discovery company. Prior to joining Trevena, Inc., Ms. Gowen was a pharmaceutical executive at GlaxoSmithKline since 1992.
     In connection with her appointment to the Board, and pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan, as amended, the Company granted Ms. Gowen options to purchase 25,000 shares of the Company’s common stock at a price of $6.47 per share.
     There is no arrangement or understanding between Ms. Gowen and any other person pursuant to which Ms. Gowen was selected as a director. Ms. Gowen presently does not serve on any committee of the Board. Ms. Gowen does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Ms. Gowen is an independent director under applicable Nasdaq rules.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated February 21, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: February 21, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated February 21, 2008.